Exhibit (h)(1)(a)

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) dated September 29, 2022 (“Effective Date”) is by and between each entity listed on Exhibit A to the Agreement (as defined below) (each a “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and each Fund entered into a Fund Administration and Accounting Agreement dated as of October 8, 2008, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to each Fund and its portfolios identified on Exhibit A (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

INDEXIQ ETF TRUST
On behalf of each Fund identified on Exhibit A attached to the Agreement

By:	/s/ Jomil M. Guerrero
Name: Jomil M. Guerrero
Title: Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Shalini O’Suilleabhain
Name: Shalini O’Suilleabhain
Title: Relationship Management Team Lead

EXHIBIT A

(Amended and Restated as of September 29, 2022)

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Real Return ETF

IQ Global Resources ETF

IQ Merger Arbitrage ETF

IQ CBRE NextGen Real Estate ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ FTSE International Equity Currency Neutral ETF

IQ S&P High Yield Low Volatility Bond ETF

IQ Chaikin U.S. Small Cap ETF

IQ Chaikin U.S Large Cap ETF

IQ 500 International ETF

IQ Candriam ESG U.S. Large Cap Equity ETF

IQ Candriam ESG International Equity ETF

IQ Healthy Hearts ETF

IQ Candriam ESG U.S. Mid Cap Equity ETF

IQ Engender Equality ETF

IQ Cleaner Transport ETF

IQ Clean Oceans ETf

IQ U.S. Large Cap R&D Leaders ETF

IQ U.S. Mid Cap R&D Leaders ETF

IQ Global Equity R&D Leaders ETF